Exhibit 99.1

Pitney Bowes Announces Third Quarter 2021 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--November 3, 2021--Pitney Bowes (NYSE: PBI), a global shipping and mailing company that provides technology, logistics, and financial services, today announced its financial results for the third quarter 2021.

“We continue to see solid demand for services and products across our portfolio,” said Marc B. Lautenbach, President and CEO, Pitney Bowes. “We have taken important steps to ensure that we are well-prepared for the upcoming peak season. Global Ecommerce remains on-track to generate positive EBITDA for full year 2021.”

Third Quarter 2021 Highlights:

  Revenues of $875 million, down 2 percent from prior year; growth of 11 percent over third quarter 2019;
  GAAP EPS of $0.05;
  Adjusted EPS $0.08;
  GAAP cash from operations of $71 million;
  Free cash flow of $30 million;
  Presort revenue growth of 9 percent over prior year and EBIT margin of 15 percent;
  Global Ecommerce gross margin improved by 100 basis points over prior year;
  SendTech reported growth in Equipment Sales of 5 percent over prior year;
  Redeemed 2022 notes for $72 million.

Earnings per share results are summarized in the table below:

	Third Quarter*
	2021	2020
GAAP EPS	$0.05	$0.07
Discontinued operations, net of tax	-	-
GAAP EPS from continuing operations	$0.05	$0.06
Restructuring charges	0.02	0.02
Loss on debt refinancing	0.01	-
Adjusted EPS	$0.08	$0.08

* The sum of the earnings per share may not equal the totals due to rounding.

Business Segment Reporting

Global Ecommerce facilitates domestic retail ecommerce shipping solutions, including delivery, returns and fulfillment, and global cross-border ecommerce transactions.

Presort Services provides sortation services to qualify large volumes of First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter for postal workshare discounts.

Sending Technology Solutions offers physical and digital mailing and shipping technology solutions, financing, services, supplies and other applications for small and medium businesses to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

Global Ecommerce	Third Quarter
($ millions)	2021	2020	% Change Reported	% Change Ex Currency
Revenue	$398	$410	(3%)	(4%)
EBITDA	-	($3)	NM
EBIT	($21)	($20)	(6%)

Lower revenue was driven by a decrease in Domestic Parcel volumes against a tough prior year comparison, which was partly offset by an increase in revenue per parcel and a strong Cross Border performance. Gross margin improved over prior year despite higher labor and transportation costs, as well as an $8 million charge reflecting the estimated cost of a price assessment. EBITDA and EBIT were also impacted by the $8 million charge in the quarter.

Presort Services	Third Quarter
($ millions)	2021	2020	% Change Reported	% Change Ex Currency
Revenue	$139	$128	9%	9%
EBITDA	$27	$23	21%
EBIT	$21	$14	45%

Revenue growth was largely driven by higher revenue per piece along with an increase in volumes. Revenue per piece benefited in part from investments made in the network and technology to enable a higher level of five-digit sortation services. EBITDA and EBIT improved significantly from prior year despite higher labor and transportation costs.

SendTech Solutions	Third Quarter
($ millions)	2021	2020	% Change Reported	% Change Ex Currency
Revenue	$338	$354	(5%)	(5%)
EBITDA	$107	$121	(12%)
EBIT	$99	$113	(12%)

Revenue reflects growth in Equipment Sales and SaaS-based Shipping subscriptions offset by declines in Financing, Services and Supplies. EBITDA and EBIT were down from prior year driven by the decline in Financing revenues along with higher freight and shipping costs.

Full Year 2021 Expectations

The Company’s full year 2021 expectations remain in-line with its previous communications.

  Revenue still expected to grow over prior year in the low-to-mid single digit range;
  Adjusted EPS still expected to grow over prior year and be in the range of $0.35 to $0.42;
  Management continues to expect Global Ecommerce EBITDA to be positive for full year 2021; and
  Free cash flow is still expected to be lower as compared to prior year, primarily due to increased capital investments.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. EDT. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For additional information visit Pitney Bowes at www.pitneybowes.com.

Use of Non-GAAP Measures

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in its disclosures the Company uses certain non-GAAP measures, such as adjusted earnings before interest and taxes (EBIT), adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted earnings per share (EPS), revenue growth on a constant currency basis and free cash flow.

The Company reports measures such as adjusted EBIT, adjusted EBITDA and adjusted EPS to exclude the impact of items like discontinued operations, restructuring charges, gains, losses and costs related to acquisitions and dispositions, asset impairment charges, goodwill impairment charges and other unusual or one-time items. Such items are often inconsistent in amount and frequency and as such, the Company believes that these non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate for the comparable quarter. We believe that excluding the impacts of currency exchange rates provides investors a better understanding of the underlying revenue performance. A reconciliation of reported revenue to constant currency revenue can be found in the attached financial schedules.

Free cash flow adjusts GAAP cash from operations for cash flows of discontinued operations, capital expenditures, restructuring payments, changes in customer deposits held at the Pitney Bowes Bank, transaction costs and other special items. The Company reports free cash flow to provide investors insight into the amount of cash that management could have available for other discretionary uses. A reconciliation of GAAP cash from operations to free cash flow can be found in the attached financial schedules.

Segment EBIT is the primary measure of profitability and operational performance at the segment level and is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and other unusual or one-time items, which are recognized on a consolidated basis. The Company also provides segment EBITDA, which further excludes depreciation and amortization expense for the segment, as an additional useful measure of segment profitability and operational performance. A reconciliation of segment EBIT and EBITDA to net income can be found in the attached financial schedules. Complete reconciliations of non-GAAP measures to comparable GAAP measures can also be found at the Company's web site: www.pb.com/investorrelations

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19), including its effects on the cost and availability of labor and transportation and global supply chains. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or a negative change in the economy, include, without limitation: declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, our contractual relationships with the United States Postal Service (USPS) or USPS’ performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce and Presort Services segments; changes in labor and transportation availability and costs; third-party suppliers' ability to provide products and services required by us and our clients; competitive factors, including pricing pressures, technological developments and the introduction of new products and services by competitors; the loss of some of our larger clients in our Global Ecommerce and Presort Services segments; expenses and potential impacts resulting from a breach of security, including cyber-attacks or other comparable events; our success at managing customer credit risk; and other factors as more fully outlined in the Company's 2020 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue, EBIT and EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three months and nine months ended September 30, 2021 and 2020, and consolidated balance sheets at September 30, 2021 and December 31, 2020 are attached.

Pitney Bowes Inc.
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue:
Business services	$551,384	$550,954	$1,688,860	$1,524,323
Support services	113,413	117,519	347,266	353,320
Financing	71,936	86,218	223,201	260,758
Equipment sales	83,234	79,572	256,304	213,682
Supplies	38,211	39,635	119,090	118,117
Rentals	17,271	18,000	55,128	55,458
Total revenue	875,449	891,898	2,689,849	2,525,658

Costs and expenses:
Cost of business services	472,216	482,965	1,454,564	1,311,941
Cost of support services	38,250	37,647	112,646	114,132
Financing interest expense	11,710	11,626	35,369	36,054
Cost of equipment sales	62,221	59,766	185,622	165,045
Cost of supplies	10,705	10,132	32,383	30,751
Cost of rentals	6,480	6,055	18,940	18,455
Selling, general and administrative	225,024	238,618	699,316	720,882
Research and development	10,621	9,255	32,996	28,838
Restructuring charges	3,701	3,766	11,434	12,505
Goodwill impairment	-	-	-	198,169
Interest expense, net	24,312	27,175	73,816	79,504
Other components of net pension and postretirement expense (income)	46	(109)	708	126
Other expense (income), net	3,193	(6,325)	40,941	9,787
Total costs and expenses	868,479	880,571	2,698,735	2,726,189

Income (loss) from continuing operations before taxes	6,970	11,327	(8,886)	(200,531)
(Benefit) provision for income taxes	(1,525)	554	(10,602)	7,540
Income (loss) from continuing operations	8,495	10,773	1,716	(208,071)
Income (loss) from discontinued operations, net of tax	572	616	(4,334)	7,648
Net income (loss)	$9,067	$11,389	$(2,618)	$(200,423)

Basic earnings (loss) per share (1):
Continuing operations	$0.05	$0.06	$0.01	$(1.21)
Discontinued operations	-	-	(0.02)	0.04
Net income (loss)	$0.05	$0.07	$(0.02)	$(1.17)

Diluted earnings (loss) per share (1):
Continuing operations	$0.05	$0.06	$0.01	$(1.21)
Discontinued operations	-	-	(0.02)	0.04
Net income (loss)	$0.05	$0.07	$(0.02)	$(1.17)

Weighted-average shares used in diluted earnings per share	179,409	174,704	178,949	171,388

(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands)

Assets	September 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$729,149	$921,450
Short-term investments	14,060	18,974
Accounts and other receivables, net	313,765	389,240
Short-term finance receivables, net	556,985	568,050
Inventories	69,496	65,845
Current income taxes	32,290	23,219
Other current assets and prepayments	127,513	120,145
Total current assets	1,843,258	2,106,923
Property, plant and equipment, net	467,396	391,280
Rental property and equipment, net	36,461	38,435
Long-term finance receivables, net	582,352	605,292
Goodwill	1,124,705	1,152,285
Intangible assets, net	137,118	159,839
Operating lease assets	212,028	201,916
Noncurrent income taxes	67,049	72,653
Other assets	484,247	491,514
Total assets	$4,954,614	$5,220,137

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$871,798	$880,616
Customer deposits at Pitney Bowes Bank	642,712	617,200
Current operating lease liabilities	41,347	39,182
Current portion of long-term debt	24,733	216,032
Advance billings	104,094	114,550
Current income taxes	4,078	2,880
Total current liabilities	1,688,762	1,870,460
Long-term debt	2,314,151	2,348,361
Deferred taxes on income	283,395	279,451
Tax uncertainties and other income tax liabilities	35,380	38,163
Noncurrent operating lease liabilities	193,861	180,292
Other noncurrent liabilities	390,402	437,015
Total liabilities	4,905,951	5,153,742

Stockholders' equity:
Common stock	323,338	323,338
Additional paid-in-capital	2,463	68,502
Retained earnings	5,172,527	5,201,195
Accumulated other comprehensive loss	(841,230)	(839,131)
Treasury stock, at cost	(4,608,435)	(4,687,509)
Total stockholders' equity	48,663	66,395
Total liabilities and stockholders' equity	$4,954,614	$5,220,137

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended September 30,			Nine months ended September 30,
	2021	2020	% Change	2021	2020	% Change

Global Ecommerce	$398,011	$409,981	(3%)	$1,229,526	$1,100,757	12%

Presort Services	139,296	127,705	9%	417,041	386,552	8%

Sending Technology Solutions	338,142	354,212	(5%)	1,043,282	1,038,349	0%

Total revenue - GAAP	875,449	891,898	(2%)	2,689,849	2,525,658	7%

Currency impact on revenue	(5,268)	-		(27,593)	-

Revenue, at constant currency	$870,181	$891,898	(2%)	$2,662,256	$2,525,658	5%

Pitney Bowes Inc.
Business Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended September 30,
	2021			2020			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(20,950)	$20,935	$(15)	$(19,757)	$16,824	$(2,933)	(6%)	>100%

Presort Services	21,062	6,235	27,297	14,481	8,031	22,512	45%	21%

Sending Technology Solutions	98,950	7,694	106,644	112,599	7,955	120,554	(12%)	(12%)

Segment total	$99,062	$34,864	133,926	$107,323	$32,810	140,133	(8%)	(4%)

Reconciliation of Segment EBITDA to Net Income:
Segment depreciation and amortization			(34,864)			(32,810)
Unallocated corporate expenses			(49,176)			(53,429)
Restructuring charges			(3,701)			(3,766)
Loss on debt refinancing			(3,193)			-
Interest, net			(36,022)			(38,801)
Benefit (provision) for income taxes			1,525			(554)
Income from continuing operations			8,495			10,773
Income from discontinued operations, net of tax			572			616
Net income			$9,067			$11,389

	Nine months ended September 30,
	2021			2020			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(58,157)	$58,171	$14	$(68,126)	$52,187	$(15,939)	15%	>100%

Presort Services	56,247	20,532	76,779	42,758	23,662	66,420	32%	16%

Sending Technology Solutions	320,541	22,835	343,376	323,429	25,771	349,200	(1%)	(2%)

Segment Total	$318,631	$101,538	420,169	$298,061	$101,620	399,681	7%	5%

Reconciliation of Segment EBITDA to Net Loss:
Segment depreciation and amortization			(101,538)			(101,620)
Unallocated corporate expenses			(162,957)			(146,640)
Restructuring charges			(11,434)			(12,505)
Loss on debt refinancing			(55,576)			(36,987)
Gain on sale of business			10,201			-
Gain on sale of assets			1,434			11,908
Goodwill impairment			-			(198,169)
Transaction costs			-			(641)
Interest, net			(109,185)			(115,558)
Benefit (provision) for income taxes			10,602			(7,540)
Income (loss) from continuing operations			1,716			(208,071)
(Loss) income from discontinued operations, net of tax			(4,334)			7,648
Net loss			$(2,618)			$(200,423)
(1)	Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020

Reconciliation of reported net income (loss) to adjusted EBIT and EBITDA
Net income (loss)	$9,067	$11,389	$(2,618)	$(200,423)
(Income) loss from discontinued operations, net of tax	(572)	(616)	4,334	(7,648)
(Benefit) provision for income taxes	(1,525)	554	(10,602)	7,540
Income (loss) from continuing operations before taxes	6,970	11,327	(8,886)	(200,531)
Restructuring charges	3,701	3,766	11,434	12,505
Loss on debt refinancing	3,193	-	55,576	36,987
Goodwill impairment	-	-	-	198,169
Gain on sale of business	-	-	(10,201)	-
Gain on sale of assets	-	-	(1,434)	(11,908)
Transaction costs	-	-	-	641
Adjusted net income before tax	13,864	15,093	46,489	35,863
Interest, net	36,022	38,801	109,185	115,558
Adjusted EBIT	49,886	53,894	155,674	151,421
Depreciation and amortization	41,809	38,616	121,225	120,403
Adjusted EBITDA	$91,695	$92,510	$276,899	$271,824

Reconciliation of reported diluted earnings (loss) per share to adjusted diluted earnings per share (1)
Diluted earnings (loss) per share	$0.05	$0.07	$(0.02)	$(1.17)
Loss (income) from discontinued operations, net of tax	-	-	0.02	(0.04)
Restructuring charges	0.02	0.02	0.05	0.05
Loss on debt refinancing	0.01	-	0.23	0.16
Goodwill impairment	-	-	-	1.14
Gain on sale of business	-	-	(0.02)	-
Gain on sale of assets	-	-	(0.01)	(0.05)
Tax on surrender of company owned life insurance policies	-	-	-	0.07
Adjusted diluted earnings per share	$0.08	$0.08	$0.26	$0.17

Reconciliation of reported net cash from operating activities to free cash flow
Net cash provided by operating activities	$71,446	$104,744	$216,174	$191,166
Net cash used in operating activities - discontinued operations	-	-	-	38,423
Capital expenditures	(57,204)	(20,833)	(140,907)	(80,787)
Restructuring payments	6,023	4,504	14,847	15,869
Change in customer deposits at PB Bank	9,879	(2,867)	25,512	19,464
Transaction costs paid	-	377	-	2,117
Free cash flow	$30,144	$85,925	$115,626	$186,252
(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.

Contacts

Editorial -
Bill Hughes
Chief Communications Officer
203/351-6785

Financial -
Ned Zachar, CFA
VP, Investor Relations
203/614-1092